UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2009
FREIGHTCAR AMERICA, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51237 (Commission File Number)	25-1837219 (IRS Employer Identification Number)

Two North Riverside Plaza, Suite 1250 Chicago, Illinois (Address of principal executive offices)	60606 (Zip Code)
(800) 458-2235
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events.
On September 16, 2009, FreightCar America, Inc. (the “Company”) announced that it had filed an amended annual report on Form 10-K/A with the SEC to restate its financial statements for the years ended December 31, 2008 and 2007, and for the quarterly periods ended March, 31, 2008, June 30, 2008 and September 30, 2008. On that date, the Company also filed an amended quarterly report on Form 10-Q/A with the SEC to restate its quarterly financial statements for the period ended March 31, 2009.
The Company restated these financial statements due to historical accounting errors relating to accounts payable. The Company determined that accounts payable was overstated by $12.3 million as of June 30, 2009. On July 27, 2009, the audit committee of the board of directors of the Company concluded that the Company’s financial statements for the periods noted above should no longer be relied upon because of these errors.
The Company also announced that it will issue a press release on Tuesday, September 22, 2009 and will host a conference call at 11:00 am (Eastern Daylight time) on the same day to discuss the Company’s second quarter financial results.
A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
Exhibit 99.1	Press release of FreightCar America, Inc., dated September 16, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.
Date: September 18, 2009	By:	/s/ Christopher L. Nagel
		Name:	Christopher L. Nagel
		Title:	Vice President, Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press release of FreightCar America, Inc., dated September 16, 2009.